U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 27, 2015

GREAT CHINA INTERNATIONAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

0-23015
(Commission File No.)

Nevada (State or other jurisdiction of incorporation or organization)	87-0450232 (IRS Employer Identification No.)

C Site 25-26F President Building, No. 69 Heping North Street
Heping District, Shenyang 110003, Peoples Republic of China
(Address of principal executive offices)

0086-24-22813888
(Registrant’s telephone number)

Not applicable
(Former Name or Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Item 8.01                      Other Events

Effective April 27, 2015, Great China International Holdings, Inc. (the “Company”), entered into a Cooperation Agreement with FT Solution Co., Ltd., a Japanese company (the “Cooperation Agreement”).  Pursuant to the Cooperation Agreement, the Company is investing 26.5 million Japanese Yen (approximately $224,473) for approximately 53% participation in a new venture to engage in the distribution of a variety of consumer products to be selected and distributed by the participants.  These consumer products include, but are not limited to: cooking oils, health oils, food products (such as beverages and snacks), cosmetics, hygiene products, over-the-counter medical instruments and supplies, measuring instruments, vitamins, nutritional supplements, clothing, shoes, rainwear, and other consumer goods.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2015	Great China International Holdings, Inc.
	By:	/s/ Frank Jiang
	Name:	Frank Jiang
	Title:	Chief Executive Officer

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